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                                                                   Exhibit 10.10


                             SECOND AMENDMENT TO THE

                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY

                             EXCESS INVESTMENT PLAN

               (as amended and restated effective January 1, 1994)


         BY THIS AGREEMENT, the Phoenix Home Life Mutual Insurance Company Excess Investment Plan (the "Plan"), as amended and restated effective January 1, 1994, is amended by this Second Amendment, effective as provided herein.

         1. Effective January 1, 1997, Section 2.03 of the Plan is amended to read as follows:

         "Basic Contribution's shall have the meaning provided under the Savings and Investment Plan."

         2. Effective January 1, 1997, the term "Non-Benefits Employee" is substituted for the term "Temporary Employee" in Section 2.10 of the Plan;
Section 2.24 of the Plan is deleted in its entirety; the following new definitions are added as Sections 2.18 and 2.25 of the Plan and the succeeding Sections are renumbered accordingly:

         "2.18 Non-Benefits Employee' means any Employee designated by the Employer as a 'Non-Benefits Employee' and any individual that the Employer considers to be an independent contractor, regardless of whether such individual may be determined to be an Employee by administrative, judicial or other decision."

         "2.25 Supplemental Contribution's shall have the meaning provided under the Savings and Investment Plan."

         3. Effective January 1, 1994, Section 3.01 of the Plan is amended to read as follows:

         "With respect to any Plan Year, any Employee of the Company shall be eligible to participate in this Plan provided such Employee's Basic Contributions and Supplemental Contributions to the Savings and Investment Plan for such Plan Year are limited by the maximum amount of Earnings permitted to be taken into account under Code Section 401 (a)
         (17)."

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         4. Effective January 1, 1997, Section 4.02 of the Plan is amended to read as follows:

         "4.02 Excess Investment Credits. A Participant's Excess Investment Credits for any Plan Year shall consist of the sum of the following amounts:

                  (a) The percentage of the Participant' Earnings for such Plan Year in excess of the limitation contained in Code Section 401(a)(17), from two percent (2%) to sixteen percent (16%), that the Participant has elected to defer as provided in Section 4.03(b); and

                  (b) For each Plan Year with respect to an Employee of Phoenix Duff Phelps Corporation has a deferral election in effect under this Plan, a matching Company credit equal to one hundred percent (100%) of the Earnings such Employee has elected to defer under this Plan from two percent (2%) of such Earnings through and including three (3%) of such Earnings. For each Plan Year with respect to which an Employee of Phoenix Home Life Mutual Insurance Company or any Participating Employer other than Phoenix Duff Phelps Corporation has a deferral election in effect under this Plan, a matching Company credit equal to fifty percent (50%) of the Earnings the Participant has elected to defer under this Plan, from two percent (2%) of such Earnings through and including six percent (6%) of such Earnings."

         5. Effective January 1, 1997, Section 8.04 of the Plan is amended in its entirety to read as follows:

                  "(a) Subject to the provisions of paragraph (b) hereof, the Participating Employer hereby delegates to the Named Fiduciary the right at any time to amend the Plan in accordance with the terms of the Plan, provided that any such amendment could not affect the Participating Employer's share of the cost of the Plan. If an amendment could affect the Participating Employer's share of the cost of the Plan, then such amendment shall not be effective with respect to the Participating Employer until approved by the Participating Employer. Any such amendment shall be adopted by the Participating Employer's Benefit Plans Committee unless such amendment could significantly affect the Participating Employer's share of the cost of the Plan, as determined by the Participating Employer's Benefit Plans Committee, in which case such amendment shall be adopted by the Participating Employer's Board of Directors in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.


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                  (b) No amendment to the Plan shall be effective with respect to the Participating Employer until 45 days after a copy of the amendment shall have been delivered to the Participating Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment."


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         IN WITNESS WHEREOF, this Second Amendment has been executed this
13th day of December, 1996.


                                            Phoenix Home Life Mutual Insurance
                                            Company
                                            Benefit Plans Committee


/s/ Diane Fitzgerald                        /s/ Carl T. Chadburn
_____________________                       __________________________________
Diane Fitzgerald                            Carl T. Chadburn
Witness                                     Secretary

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